Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-204905) as filed on June 12, 2015, and amended on September 8, 2015, September 22, 2015, October 1, 2015, and October 13, 2015;
(2)	Registration Statement (Form S-8 No. 333-211490) pertaining to the 2016 Equity Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-211491) pertaining to the 2016 Employee Stock Purchase Plan;
(4)	Registration Statement (Form S-1 No. 333-213676) as filed on September 16, 2016;
(5)	Registration Statement (Form S-3 No. 333-214507) as filed on November 8, 2016, and amended on December 1, 2016;
(6)	Registration Statement (Form S-3 No. 333-218252) as filed on May 26, 2017;
(7)	Registration Statement (Form S-8 No. 333-226767) pertaining to the Amended and Restated 2016 Equity Incentive Plan;
(8)	Registration Statement (Form S-3 No. 333-227227) as filed on September 7, 2018, and amended on October 2, 2018;
(9)	Registration Statement (Form S-3 No. 333-229283) as filed on January 17, 2019;
(10)	Registration Statement (Form S-3 No. 333-233978) filed on September 27, 2019, and amended on October 18, 2019;
(11)	Registration Statement (Form S-4 No. 333-235666) filed on December 20, 2019 and amended on December 30, 2019;
(12)	Registration Statement (Form S-3 No. 333-238197) filed on May 12, 2020;
(13)	Registration Statement (Form S-8 No. 333-241661) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan;
(14)	Registration Statement (Form S-3 No. 333-254000) filed on March 8, 2021;
(15)	Registration Statement (Form S-8 No. 333-256080) pertaining to Non-Qualified Stock Option Inducement Awards;
(16)	Registration Statement (Form S-8 No. 333-256082) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan;
(17)	Registration Statement (Form S-8 No. 333-256083) pertaining to the 2016 Employee Stock Purchase Plan;
(18)	Registration Statement (Form S-8 No. 333-268199) pertaining to the 2016 Employee Stock Purchase Plan and the Third Amended and Restated 2016 Equity Incentive Plan;
(19)	Registration Statement (Form S-3 No. 333-271225) filed on April 12, 2023;
(20)	Registration Statement (Form S-8 No. 333-271655) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan;
(21)	Registration Statement (Form S-8 No. 333-283047) pertaining to the Fourth Amended and Restated 2016 Equity Incentive Plan and the Amended and Restated 2016 Employee Stock Purchase Plan;
(22)	Registration Statement (Form S-8 No. 333-283048) pertaining to the Non-Qualified Stock Option Inducement Awards;
(23)	Registration Statement (Form S-3 No. 333-279992) as filed on June 6, 2024, and amended on July 11, 2024 and July 29, 2024 of our report dated March 20, 2025, with respect to the consolidated financial statements of Avalo Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Avalo Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
March 20, 2025